UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

 SiteOne Landscape Supply, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2021, SiteOne Landscape Supply, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to the Company’s stockholders. The final voting results were as follows:

Proposal 1: The Company’s stockholders elected the two nominees named in the Company’s 2021 Proxy Statement to serve a three-year term expiring at the Company’s 2024 Annual Meeting of Stockholders. The voting results are set forth below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Doug Black	40,953,205	933,237	1,151,704
Jack L. Wyszomierski	40,381,395	1,505,047	1,151,704

Proposal 2: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for the fiscal year 2021. The voting results are set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
42,995,254	4,852	38,040	0

Proposal 3: The Company’s stockholders approved an advisory vote on the compensation of the Company’s named executive officers. The voting results are set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
40,508,124	1,091,231	287,087	1,151,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

	By:	/s/ Briley Brisendine
Name: Briley Brisendine
Title: Executive Vice President, General Counsel and Secretary

Date: May 13, 2021